POWER OF ATTORNEY

The undersigned (the “Filer”) hereby constitutes and appoints Kirsten O’Donnell, Rachel Bresnahan, Jordan Thompson and Amanda Crawford, of Owlet, Inc., together with any substitute or successor appointed as provided below (each, an “Attorney‑in‑Fact”), as Filer’s true and lawful attorney‑in‑fact and agent, with full power of substitution and resubstitution, to act in the name, place, and stead of Filer to:

1Prepare, sign, and submit to the U.S. Securities and Exchange Commission (“SEC”) any and all forms, applications, and other documents necessary or desirable in connection with obtaining, maintaining, or updating Filer’s access to the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including but not limited to Form ID and related authorization letters, requests for CIK, CCC, passphrase, and password codes, and any enrollment or management actions in EDGAR Next.

1.Serve as an Account Administrator or otherwise manage Filer’s EDGAR or EDGAR Next accounts, including (a) establishing or maintaining Login.gov or SEC account credentials, (b) adding or removing users or administrators, (c) creating, approving, or accepting filing delegations or relationships, and (d) resetting or regenerating access codes.

1.Prepare, sign, and file electronically with the SEC any and all required or voluntary filings or forms under the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules thereunder, including but not limited to Forms 3, 4, 5, 144, and 13D/G, and any other forms that may in the future be required to be filed electronically.

1.Perform any and all other acts that the Attorney‑in‑Fact deems necessary or advisable to effect the foregoing, with the same force and effect as Filer might or could do personally.

Filer hereby ratifies and confirms all that any Attorney‑in‑Fact or substitute lawfully does or causes to be done by virtue of this Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked in writing by Filer and delivered to the SEC and any applicable filing agent or until superseded by a later‑dated Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of October 15, 2025

By: /s/ John C. Kim
Name: John C. Kim